CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference of our report on the financial statements of Kenwood Savings and Loan Association as of and for the year ended September 30, 1994, as filed with the Securities and Exchange Commission on Form S-8 on or about March 12, 1997.

GRANT THORNTON LLP

/s/ Grant Thornton LLP

Cincinnati, Ohio
March 10, 1997